UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 23, 2015

Omni Bio Pharmaceutical, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

181 W. Boardwalk Drive, Suite 202, Fort Collins CO	80525
(Address of principal executive offices)	(Zip Code)

(970) 237-5142
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

♦☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

♦☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

♦☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

♦☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

The description set forth under Item 2.01 below is incorporated herein by reference.

Item 2.01           Completion of Acquisition or Disposition of Assets

On June 23, 2015, Omni Bio Pharmaceutical, Inc. (the “Company”) entered into an Assignment and Covenant Not to Sue; Assignment, Bill of Sale and Conveyance; and Patent Assignment (together, the “Assignment Agreements”) providing for the assignment of all of the Company’s remaining transferrable assets to the designee (Advent Bio Holdings, LLC) of its sole secured creditor, Bohemian Investments, LLC (“Bohemian”). These assets consist principally of patents co-owned by the Company, cell lines in frozen storage and related data reports, and the Company’s shares of stock in BioMimetix Pharmaceutical, Inc. Bohemian held a security interest in such assets pursuant to the Company’s Loan and Warrant Purchase Agreement dated April 24, 2014, as amended (the “Loan Agreement”). Pursuant to the Assignment Agreements, upon receipt of consent from the Regents of the University of Colorado (“RUC”) to the transfer of the Company’s patent licenses with RUC to Bohemian’s designee, the approximately $2.5 million in outstanding principal and interest owed by the Company to Bohemian under the Loan Agreement will be cancelled.

The foregoing description of the Assignment Agreements is qualified in its entirety by reference to exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)(d) On June 23, 2015, John Riccardi was appointed to fill a vacant seat on the Company’s Board of Directors. All other members of the Company’s Board of Directors – Michael Kamarck, Albert Kramer, Sandra Wrobel, Michael Wort and Bruce Schneider – resigned effective June 24, 2015. Mr. Riccardi will serve on behalf of the Company to wind up any remaining administrative matters. Mr. Riccardi expects that an Indemnification Agreement dated as of June 24, 2015 between Mr. Riccardi and BOCO Investments, LLC, (“BOCO) will be executed wherein BOCO will indemnify Mr. Riccardi for potential liabilities associated with his actions as a director of the Company taken in good faith and reasonably believed to be in the best interests of the Company.

(b)

On June 16, 2015, Charles Dinarello resigned as the Company’s Chief Science Officer. On June 24, 2015, Bruce Schneider resigned from the as Chief Executive Officer and John Riccardi resigned as Chief Financial Officer.

Item 9.01           Exhibits

10.1 Assignment and Covenant Not to Sue dated June 23, 2015 between the Company and Bohemian Investments, Inc.

10.2 Assignment, Bill of Sale and Conveyance dated June 23, 2015 between the Company and Advent Bio Holdings, LLC

10.3 Patent Assignment dated June 23, 2015 between the Company and Advent Bio Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Bio Pharmaceutical, Inc.

Date: June 24, 2015

	By:	/s/ John F. Riccardi
John F. Riccardi
Chief Financial Officer